EXHIBIT 23.1

                              HJ & Associates, LLC
                  Certified Public Accountants and Consultants
                        50 South Main Street - Suite 1450
                              Salt Lake City, Utah

                        CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of CRYOCON, INC. (formerly known as ISO BLOCK PRODUCTS
USA, INC.)and any amendments thereof, and in any related Prospectus, of our auditor's report dated July 5, 2001, except for Note 10 as to which the date is
August 17, 2001 accompanying the financial statement of CRYOCON, INC. included in their annual report on Form 10-KSB for the fiscal year end March 31, 2001.

         /s/ HJ & Associates, LLC
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By:          HJ & Associates, LLC
             Salt Lake City, Utah
             June 27, 2002